UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2006 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Steven J. Lund has been elected to serve as a director of the Company. Mr. Lund’s appointment was made effective as of September 7, 2006. Mr. Lund previously served as the Company’s President and Chief Executive Officer from November 1996 until January 2003. Mr. Lund will serve as Vice Chairman of the Board and will be employed by the Company. The Company does not anticipate that Mr. Lund will serve on any Board committees.

        The Company leases corporate offices, a distribution center, and certain other property pursuant to lease agreements with two entities, Scrub Oak, Ltd. and Aspen Country LLC, which are owned by Steven J. Lund and the following executive officers and directors of the Company and respective family members: Blake M. Roney, Sandra N. Tillotson, and Brooke B. Roney. In 2005, the Company incurred lease charges totaling approximately $2.7 million and $1.3 million, respectively, to Scrub Oak and Aspen Country.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Chief Legal Officer

Date: September 13, 2006